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                                                                    EXHIBIT 10.5

                              McKESSON CORPORATION

                1997 NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION
                                AND DEFERRAL PLAN

                      (As Amended through October 25, 2002)

         1. Purpose of the Plan. The purpose of the McKesson Corporation 1997 Non-Employee Directors' Equity Compensation and Deferral Plan (the "Plan") is to attract and retain qualified individuals not employed by McKesson Corporation (the "Company") or its subsidiaries to serve on the Board of Directors of the Company and to further align the interests of such non-employee directors with those of the stockholders of the Company.

         2. Definitions.

         (a) "Annual Meeting" shall mean the annual meeting of the stockholders of the Company.

         (b) "Annual Retainer" shall mean any retainer fee paid to a non-employee director for service on the Board during a Director Year.

         (c)      "Board" shall mean the Board of Directors of the Company.

         (d) "Change in Control" of the Company shall mean the occurrence of any of the following events:

                  (i) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) During any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

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                  (iii)    The stockholders of the Company approve a merger or
         consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
         (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Common Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

         (e) Effective July 26, 2000 "Committee" shall mean the Committee on Directors and Corporate Governance of the Board of Directors.

         (f) "Committee Chairman Retainer" shall mean any fee paid to a non-employee director for service as the chairman of any committee of the Board.

         (g) "Common Stock" shall mean shares of Common Stock, par value $0.01 per share, of the Company.

         (h) "DCAP II" shall mean the McKesson Corporation Deferred Compensation Administration Plan II, as amended from time to time.

         (i)      "Director Year" shall mean a calendar year.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (k) "Fair Market Value" of a share of Common Stock as of a particular date shall mean, if the Common Stock is not listed or admitted to trading on a stock exchange, the average between the lowest reported bid price and highest reported asked price of the Common Stock on such date in the over-the-counter market, or, if the Common Stock is then listed or admitted to

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trading on any stock exchange, the composite closing price on such date as reported in The Wall Street Journal.

         (l) "Fees" shall mean the sum, for any Director Year, of the Annual Retainer, Meeting Fees and Committee Chairman Retainer.

         (m) "Meeting Fees" shall mean any fees paid to a non-employee director for attending a meeting of the Board or a committee of the Board, including any fees paid to a non-employee director for extraordinary or special Board and/or committee meetings.

         (n) "Participant" shall mean a non-employee director of the Company participating in the Plan.

         (o) "Restricted Stock Unit" shall mean a right to receive, in accordance with the conditions set forth herein, a share of the Common Stock or, alternatively, a cash payment equal to the Fair Market Value of a share of Common Stock.

         (p) "Retainer Option" shall mean a stock option granted pursuant to the Plan in lieu of all or a portion of a Participant's Annual Retainer, as provided in Sections 6(c) and 6(d)(iv).

         3. Effective Date, Duration of Plan. This Plan shall become effective as of January 1, 1997, subject to the approval of the Plan by the stockholders of the Company; provided, that if the Plan is so approved, any election made hereunder prior to such approval shall be deemed effective as of the date such election was made. The Plan will terminate on December 31, 2006 or such earlier date as determined by the Board; provided that no such termination shall affect rights earned or accrued under the Plan prior to the date of termination.

         4. Participation. Subject to the prior approval of the Committee, each member of the Board who is not an employee of the Company or any of its subsidiaries shall be eligible to participate in the Plan.

         5. Common Stock Subject to the Plan.

         (a) Subject to Section 5(b) below, the maximum aggregate number of shares authorized to be issued under the Plan shall be 1,286,000. All Restricted Stock Units issued hereunder, whether or not distributed in the form of Common Stock, shall count against such maximum. If any options granted hereunder cease to be exercisable in whole or in part, any shares subject thereto but with respect to which such option had not been exercised, shall not count against such maximum. As the Committee shall determine from time to time, the Common Stock may consist of either shares of authorized but unissued Common Stock, or shares of authorized and issued Common Stock reacquired by the Company and held in its treasury.

         (b) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination,

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repurchase or share exchange or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock subject to the Plan, (ii) the number of shares of Common Stock subject to outstanding awards under the Plan, and (iii) the grant or exercise price with respect to any option.

         6. Restricted Stock Units; Deferrals.

         (a) Transition Grant. As soon as practicable following January 1, 1997, each Participant shall receive an initial grant (the "Transition Grant") of a number of Restricted Stock Units in consideration for the termination of such Participant's accrued benefits and rights under the Company's Director's Retirement Program (the "Prior Plan"); provided that the Transition Grant shall be subject to the receipt by the Company of a written release from the Participant, in the form approved by the Committee, consenting to such termination. The number of Restricted Stock Units granted to a Participant in respect of the Transition Grant shall equal the Accrued Benefit (as defined below), divided by the Fair Market Value of a share of Common Stock as of December 31, 1996. A Participant's Accrued Benefit shall equal his or her accrued benefit under the Prior Plan, as of December 31, 1996.

         (b) Annual Grant. On the date of each Annual Meeting prior to the termination or expiration of the Plan, beginning with the 1997 Annual Meeting, each Participant shall receive a grant of 400 Restricted Stock Units. Effective January 27, 1999, the annual grants of 400 Restricted Stock Units shall be discontinued.

         (c) Mandatory Deferral. On each date that any portion of the Annual Retainer would otherwise be payable to a Participant prior to the termination or expiration of the Plan, each such Participant shall be required to defer the receipt of an amount equal to 50% of such portion of Annual Retainer (the "Mandatory Deferral"), which amount shall be deferred in the form of Restricted Stock Units or Retainer Options, as elected by the Participant prior to the end of the calendar year preceding the year in which the Annual Retainer is payable. In the event that a participant fails to make such an election with respect to any calendar year in which he or she receives payment of an Annual Retainer, the Participant shall be deemed to have elected to receive the Annual Retainer in the form of Restricted Stock Units. The number of Restricted Stock Units granted to a Participant in respect of such Mandatory Deferral shall equal the Mandatory Retainer, divided by the Fair Market Value of a share of Common Stock as of the last trading day of the calendar quarter immediately preceding the date such Mandatory Retainer would otherwise be payable. Fractional Shares shall be rounded up to the nearest whole share. To the extent applicable, Restricted Stock Units granted pursuant to this paragraph shall be subject to the same terms and conditions described in Section 6(d)(ii) below. The number of Retainer Option shares granted to a Participant in respect of such deferral shall be determined using the same conversion rate as employed in that year for the purpose of determining the number of stock option shares to be granted to employees in lieu of awards under the Company's Management Incentive Plan.

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         (d)      Optional Deferral. All Fees (other than the portion of Annual
Retainer subject to Mandatory Deferral described above) earned by a Participant in each Director Year prior to the termination or expiration of the Plan shall be subject to the following payment and deferral options. Each Participant may elect by written notice to the Company, in accordance with the procedures established by the Company, to participate in such payment and deferral options.

                  (i) Cash Alternative. Unless a valid election is made in accordance with the procedures established by the Company, each Participant shall receive payment of all Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) in the form of cash.

                  (ii) Restricted Stock Unit Alternative. Subject to executing a valid election with the Company (the "RSU Election"), each Participant may elect to defer all or any portion of his or her Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) in the form of Restricted Stock Units. The number of Restricted Stock Units granted shall equal the amount of Fees so deferred, divided by the Fair Market Value of the Common Stock as of the last trading day of the calendar quarter in which the date such Fees would otherwise be payable. Fractional Shares shall be rounded up to the nearest whole share. The RSU Election (A) shall be in the form of a document executed by the Participant and filed with the Secretary of the Company, (B) shall be made before the first day of the calendar year in which the applicable Fees are earned and shall become irrevocable on the last day prior to the beginning of such calendar year, and (C) shall continue until the Participant ceases to serve as a director of the Company or until he or she terminates or modifies such election by written notice to the Company in accordance with the procedures established by the Company, any such termination or modification to be effective as of the end of the calendar year in which such notice is given with respect to Fees otherwise payable in subsequent calendar years. Any person who becomes a Participant during any Director Year may execute an RSU Election prior to commencing service on the Board with respect to Fees to be earned for the remainder of such year and for future Director Years in accordance with the procedures established by the Company.

                  Each Restricted Stock Unit shall entitle the holder to, upon distribution thereof (A) receive a cash payment equal to the Fair Market Value of one share of Common Stock, or (B) have issued in his or her name one share of Common Stock. In either case, each such Restricted Stock Unit shall terminate upon distribution.

                  The Company shall credit each Participant holding Restricted Stock Units with a number of additional Restricted Stock Units equal to any dividends and other distributions paid by the Company on an equivalent number of shares of Common Stock, as of the date such dividends or distributions are payable. Such additional Restricted Stock Units shall thereafter be treated as any other Restricted Stock Units issued under the Plan. Restricted Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as share certificates for Common Stock are issued.

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                  Each Participant issued Restricted Stock Units shall execute a valid distribution election in accordance with the procedures established by the Committee (the "Distribution Election"). The Distribution Election shall indicate (A) whether distribution shall be made in the form of Common Stock or cash, (B) whether the distribution shall be made in a single allotment or in substantially equal annual installments over a period not to exceed ten (10) years and (C) with respect to Distribution Elections filed on or after October 28, 1998, the date on which the distribution shall commence in accordance with the next paragraph. The Distribution Election (D) shall be in the form of a document executed by the participant and filed with the Secretary of the Company, (E) shall be made no later than twelve (12) months prior to the distribution date and (F) shall become irrevocable twelve
         (12) months prior to the distribution date.

                  With respect to a Distribution Election completed on or after October 28, 1998, the Participant shall elect whether distributions shall commence as soon as practicable after (i) the first business day of January of the calendar year following the Participant's cessation from service as a director of the Company; or (ii) the first business day of January of any calendar year, provided that such calendar year is not later than the calendar year following the calendar year in which the Participant attains age 72. All other distributions shall commence as soon as practicable after the first business day of the January following the Participant's cessation from service as a director of the Company. If no valid Distribution Election is made, the Restricted Stock Units shall be distributed in a lump sum as soon as practicable after the first business day of January of the calendar year following the Participant's cessation from service as a director of the Company, in the form of cash. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until share certificates for Common Stock are issued. Notwithstanding any provision to the contrary, any fractional shares of Common Stock issuable hereunder shall be paid in cash.

                  Upon the occurrence of a Change in Control, Common Stock to be issued in respect of all Restricted Stock Units shall be immediately distributed.

                  (iii) DCAP II Alternative. Subject to executing an election in accordance with the procedures established by the Company and the terms of DCAP II, each Participant may elect to defer all or any portion of his or her Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) under DCAP II.

                  (iv) Retainer Option Alternative. Subject to executing an election in accordance with the procedures established by the Company, each Participant may elect to receive the portion of Annual Retainer not subject to Mandatory Deferral, as described in Section 6(c) above, in the form of Retainer Options. The number of Retainer Option shares granted to a Participant with respect to such deferral shall be determined in the manner described in Section 6(c) above.

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         7. Stock Options.

         (a) Discretionary Grants. The Committee may, in its sole discretion, grant options to purchase Common Stock to Participants, pursuant to such terms and conditions that it may deem advisable, so long as not inconsistent with Section 7(d) below or any other terms of this Plan.

         (b) Formula Grants. Each Participant then serving as a non-employee director of the Company shall automatically receive, on the date of each January meeting of the Board, an option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 5(b) above); provided, however, that a Participant who is elected to the Board after the January meeting of the Board shall be granted, as of the date of election, a prorated number of options with respect to the initial year of participation in the Plan, based on the number of full calendar quarters remaining in the calendar year in which the Participant is elected to the Board. The options granted pursuant to this Section 7(b) shall be immediately exercisable in full and have an option term of ten years.

         (c) Retainer Option Grants. At the same time that the Company makes stock option grants annually to eligible employees, each Participant who has made an election to receive a Retainer Option pursuant to Section 6(c) or 6(d)(iv) with respect to all or any portion of the Annual Retainer to be paid in such year shall be granted an option to purchase that number of shares of Common Stock determined pursuant to Section 6(c) and/or Section 6(d)(iv), as applicable. The terms of such Retainer Options shall be as prescribed by the Committee, so long as such terms are not inconsistent with Section 7(d) below or any other terms of this Plan.

         (d) Terms and Conditions of Options. Except as provided in Section 7(b) above, the following terms and conditions shall apply to all options granted to Participants under the Plan.

                  (i) The exercise price of each option shall not be less than the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

                  (ii) Each option granted pursuant to the Plan shall be evidenced by a written grant agreement (the "Agreement") executed by the Company and the person to whom such option is granted which shall provide such terms and conditions as the Committee may determine, in its sole discretion, so long as not inconsistent with the terms of this Plan.

                  (iii) The term of each option shall be for no more than ten years.

                  (iv) The Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan). Unless otherwise provided in the Agreement and excluding options granted under paragraph (b) above, the Committee may, in its sole discretion, extend the post-termination exercise period with respect to an option (but not beyond the original term of such option).

                  (v) Payment of the purchase price upon exercise of any option shall be made in cash; provided that the Committee, in its sole discretion, may permit an option holder

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         to pay the option price by such other method that it may deem appropriate, including, without limitation, by tendering to the Company shares of Common Stock owned by the option holder, and having a Fair Market Value equal to the option price. Such stock surrender method may permit an election by the option holder to have the unrealized gain with respect to the option denominated in stock units (based on the fair market value of a share of Common Stock on the date of exercise) and paid in shares of Common Stock at the time specified by the Participant at the time of making the stock surrender option gain deferral election. During the deferral period each such stock unit shall be credited with additional stock units equal to any dividends or other distributions paid by the Company on an equivalent number of shares of Common Stock, as of the date such dividends or distributions are payable. Stock units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as share certificates for Common Stock are issued.

                  (vi) All such options shall be designated as stock options which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

                  (vii) Unless otherwise provided in an Agreement, options granted under the Plan will become immediately and fully vested and exercisable upon the occurrence of a Change in Control.

         8. Administration. The Plan shall be administered by the Committee. The Committee shall have full power to interpret the Plan and formulate additional details and regulations for carrying out the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive.

         9. No Right to Serve. Nothing in the Plan shall confer upon any Participant the right to remain in service as a member of the Board.

         10. Amendment and Termination. The Board at any time may amend or terminate the Plan; provided that any such amendment or termination does not adversely affect the rights of any Participant.

         11. Governing Law. The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of California.

         12. Notices. All notices under this Plan shall be sent in writing to the Secretary of the Company. All correspondence to the Participants shall be sent in writing to the Participant at the address which is their recorded address as listed on the most recent election form or as specified in the Company's records.

         13. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained hereunder shall give any Participant any rights that are greater than those of an unsecured general creditor of the Company.

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         14. Assignability.

         (a) General Rule. Each option granted pursuant to this Plan shall, during the Participant's lifetime, be exercisable only by him. No option nor any right thereunder shall be transferable by the Participant by operation of law or otherwise except to the extent permitted by Section 14(b).

         (b) Exceptions to General Rule. Notwithstanding Section 14(a), this Plan shall not preclude:

                  (i) any Participant from designating a beneficiary to succeed, after the Participant's death, to all of the Participant's options outstanding on the date of the Participant's death (including, without limitation, the right to exercise any unexercised options); or

                  (ii) any Participant from transferring an option or any right thereunder pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended; or

                  (iii) any Participant from voluntarily transferring any option granted pursuant to this Plan to a family member as a gift or through a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity.

         (c)      Definitions.

                  (i) Beneficiary. The term "beneficiary" shall mean a person or persons designated by the Participant to succeed to, in the event of death, all outstanding options granted to the Participant or any right thereunder. Any Participant, subject to applicable laws and such limitations as may be prescribed by the Committee, to designate one or more persons primarily or contingently as beneficiaries in writing by notice delivered to the Company, and to revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, or if the Participant's designated beneficiary(ies) does not survive the Participant, the Participant's estate shall be the Participant's beneficiary.

                  (ii) Family Member. The term "family member" shall include any person identified as an "immediate family" member in Rule 16(a)-1(e) of the Exchange Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Committee may designate any other person(s) or entity(ies) as a "family member."

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